UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2005

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

62 Fourth Avenue

Waltham, Massachusetts    02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On March 10, 2005, NeuroMetrix, Inc. (the “Company”) entered into an education and development program agreement with Eli Lilly and Company, an Indiana corporation (“Lilly”), pursuant to which the parties agreed to work together to conduct and present up to eighty-four educational and development programs (the “Programs”) regarding diabetic peripheral neuropathy (“DPN”) across the United States.  Under the agreement, each Program will focus on educating physicians regarding diabetic microvascular complications, DPN, screening and diagnosis of DPN, nerve conduction studies, the Company’s NC-stat System and its application in DPN and the benefits to physicians and patients of using the NC-stat System.  The agreement also provides for specific marketing rights for Lilly in relation to any attendee of a Program that, within six months of attending a Program, purchases an NC-stat System from the Company.  After the completion of 30 Programs, either party may elect to cancel its respective participation in the remaining Programs.

Lilly will be responsible for costs and expenses associated with the Programs arising from speaker training, Lilly-executed physician recruitment vehicles and related materials.  The Company will be solely responsible for costs and expenses associated with the Programs related to specific recruiting costs of the Company.  The direct costs and expenses arising from the conduct of the Programs will be shared equally by the Company and Lilly and may not exceed $15,000 per Program unless mutually agreed to by the parties.  The initial term of the agreement will be for 18 months and may be renewed for five one-year successive terms upon agreement by the parties.  The agreement provides for early termination (i) by Lilly or the Company in the event of a change of control of the Company, (ii) by either party if a material breach by the other party has occurred and such breach is not cured within ninety days of written notification of the breach to the breaching party and (iii) by Lilly in the event its development of ruboxistaurin for, among other things, DPN and/or its symptoms, is ended or delayed beyond the initial term of the agreement or otherwise, in Lilly’s judgment, rendered impractical due to product development issues.  Depending on how the agreement expires or is terminated, the parties’ specific marketing rights and obligations for any attendee of a Program that, within six months of attending a Program, purchases an NC-stat System from the Company may continue in force until December 31, 2010.

The foregoing summary is qualified in its entirety by reference to the copy of the education and development program agreement, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                                 Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Education and Development Program Agreement, dated as of March 2, 2005, by and between NeuroMetrix, Inc. and Eli Lilly and Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: March 16, 2005	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Education and Development Program Agreement, dated as of March 2, 2005, by and between NeuroMetrix, Inc. and Eli Lilly and Company.